Exhibit 3.69
CERTIFICATE OF INCORPORATION
STATE OF ALABAMA
************
COMMUNITY HOSPITAL OF ANDALUSIA, INC.
************
     FIRST: The corporate name is COMMUNITY HOSPITAL OF ANDALUSIA, INC.
     SECOND: The objects for which the corporation is formed are: to purchase, lease, or otherwise acquire, to operate, and to sell, lease, or otherwise dispose of hospitals, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; to engage in any other act or acts which a corporation may perform for a lawful purpose or purposes.
     To consult with owners of hospitals and all other types of health care or medically-oriented facilities or managers thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.
     To provide consultation, advisory and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship.
     To manufacture, purchase or otherwise acquire goods, merchandise and personal property of every class, and to hold, own, mortgage, sell or otherwise dispose of, deal in and with the same.
     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.
     To enter into, make, perform and carry out contracts of every kind and for any lawful purpose with any person, firm, association or corporation.

     Without limit as to amount to borrow money, issue notes, bonds or other negotiable paper or mortgage, pledge or otherwise transfer or convey the real and personal property to secure the payment of money borrowed or any debts contracted in the manner provided by statute.
     To subscribe for, acquire, hold, and dispose of the stock, bonds or other evidence of Indebtedness of any other corporation of this or any other state or foreign countries and while owner thereof to exercise the right, privileges and powers of ownership, including the right to vote.
     To carry on business in any of the states, territories, colonies or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, to have one or more offices therein and therein to acquire, hold, transfer, mortgage and convey real and personal property, without limit as to amount but always subject to local laws.
     To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.
     To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world.
     In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the laws of Alabama upon corporations.
     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.
     THIRD: The location of its principal office in Alabama is in the City of Andalusia, County of Covington.
     FOURTH: The total number of shares which this corporation is authorized to issue is: five thousand (5,000) and the par value of each of such shares is One Dollars ($1.00).
     The amount of capital stock with which this corporation will commence business is One Thousand Dollars ($1,000.00).
     FIFTH: The name and post office address of the agent designated by the incorporators to receive subscriptions to the said capital stock is:

NAME	ADDRESS
Bettye Daugherty	One Park Plaza, Nashville, TN 37203
     SIXTH: The names and post office addresses of the incorporators and the number of shares subscribed for by each are as follows;

NAMES	ADDRESSES	SHARES
Calvin R. Pastors	One Park Plaza Nashville, TN 37203	300

Elliott W. Jones	One Park Plaza Nashville, TN 37203	300

Charles L. Kown	One Park Plaza Nashville, TN 37203	400
     SEVENTH: The names and post office addresses of the directors and officers chosen for the first year are as follows:

NAMES	ADDRESSES
Donald S. MacNaughton	One Park Plaza Nashville, TN 37203	Director

R. Clayton MeWhorter	One Park Plaza Nashville, TN 37203	Director

Thomas F. Frist	One Park Plaza Nashville, TN 37203	Director

Thomas F. Prist, Jr.	One Park Plaza Nashville, TN 37203	President

Charles L. Kown	One Park Plaza Nashville, TN 37203	Secretary

John W. Wade, Jr.	One Park Plaza Nashville, TN 37203	Asst. Secretary

Sam A. Brooks, Jr.	One Park Plaza Nashville, TN 37203	Treasurer
     EIGHTH: The duration of the corporation shall be perpetual.
     NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.
     To authorize and cause to be executed mortgages upon the real and personal property of the corporation.
     To hold its meetings, to have one or more offices, and to keep the books of the corporation (subject to the provisions of the statutes) without the State of Alabama, at such places as may be from time to time designated by them.
     To act without a meeting on any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of committee.
     TENTH: The corporation may use and apply its surplus earnings or accumulated profits to the purchase or acquisition of Its own capital stock from time to time, to such extent and in such manner, and upon such terms as its board of directors shall determine; and neither the property nor the capital stock so purchased and acquired shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by a majority of the board of directors.
     ELEVENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
     TWELFTH: The corporation shall not carry on or exercise any of the business, purposes or powers hereinabove authorized except in full compliance with and under such licenses or other authority as may be required by the laws of the State of Alabama and in no event in violation of said laws.
     IN WITNESS WHEREOF, we have hereunto set our hands this 4th day of March, A.D., 1980.

/s/ CALVIN R. PASTORS
CALVIN R. PASTORS

/s/ ELLIOTT W. JONES
ELLIOTT W. JONES

/s/ CHARLES L. ROWN
CHARLES L. ROWN

Signed and delivered in the presence of:

/s/ BETTYE D. DAUGHERTY
BETTYE D. DAUGHERTY

COMMUNITY HOSPITAL OF ANDALUSIA, INC.
     I, the undersigned, being the agent authorized by the incorporators to receive subscriptions to the capital stock hereby make the following statement:
1.	The amount of capital stock paid in cash is $1,000.00.

2.	Copy of the subscription list is as follows:
SUBSCRIPTION LIST
* * * * * * * * * * * *
     WHEREAS, it is proposed to organize a corporation under the laws of the State of Alabama to be known as COMMUNITY HOSPITAL OF ANDALUSIA, INC., and
     WHEREAS, the authorized capital stock of said corporation is to be Five Thousand Dollars ($5,000.00) divided into five thousand (5,000) shares of the par value of One Dollar ($1.00) each.
     NOW, THEREFORE, the signers hereto, in consideration of the mutual covenants herein contained and for other good and valuable considerations, do severally agree, each with the other, that they will take and pay for and they do hereby severally subscribe to the number of shares of the capital stock of said corporation set opposite their respective names for the considerations, respectively, as herein set forth.
     The undersigned hereby agree to pay One Dollar ($1.00) for each share of stock set opposite their respective names, for which the corporation is to issue to them the amount of stock so subscribed, respectively, such stock to be full paid and not liable to any further call.

NAMES	RESIDENCES	SHRS. SUBSCRIBED
Calvin R. Pastors	One Park Plaza	300
	Nashville, TN 37203

Elliott W. Jones	One Park Plaza	300
	Nashville, TN 37203

Charles L. Kown	One Park Plaza	400
	Nashville, TN 37203

Dated: March 4, 1980

3.	The said Calvin R. Pastors, Elliott W. Jones, and Charles L. Kown subscribers named in the foregoing subscription list have paid in cash the full value of the shares subscribed by them respectively.

/s/ BETTYE D. DAUGHERTY
BETTYE D. DAUGHERTY

STATE OF TENNESSEE    )
                                                )
COUNTY OF DAVIDSON   )
     Personally appeared before me, the undersigned, a Notary Public in and for the state and county aforesaid, the above named BETTYE D. DAUGHERTY who made oath that she is the person authorized by the incorporators to receive subscriptions to the capital stock and that the facts contained in the foregoing statement are true.
     GIVEN under my hand this 4th day of March, 1980.

/s/ [ILLEGIBLE]
Notary Public

My Commission Expires: 10-17-82

This Instrument was prepared by:
Donald W. Fish
Senior Vice President, General Counsel and Secretary
Hospital Corporation of America
One Park Plaza
Nashville, TN 37203

*** Certified Copy Page ***
I, Benjamin M. Bowden, Probate Judge, do hereby certify that the foregoing is a FULL, TRUE, and CORRECT copy of the instrument(s) herein set out as same appears of record in: [ILLEGIBLE] Book 32 At Page 224 in said official county records.
Witness my hand and seal this 14th Day of March, 2011.
/s/ Benjamin M. Bowden

Probate Judge
Covington County, Alabama

*** Certified Copy Page ***
I, Benjamin M. Bowden, Probate Judge, do hereby certify that the foregoing is a FULL, TRUE, and CORRECT copy of the instrument(s) herein set out as same appears of record in: [ILLEGIBLE] Book 58 At Page 702 in said official county records.
Witness my hand and seal this 14th Day of March, 2011.
/s/ Benjamin M. Bowden

Probate Judge
Covington County, Alabama

*** Certified Copy Page ***
I, Benjamin M. Bowden, Probate Judge, do hereby certify that the foregoing is a FULL, TRUE, and CORRECT copy of the instrument(s) herein set out as same appears of record in: [ILLEGIBLE] Book 58 At Page 701 in said official county records.
Witness my hand and seal this 14th Day of March 2011.
/s/ Benjamin M. Bowden

Probate Judge
Covington County, Alabama

          Secretary of State
          State of Alabama
I hereby certify that this is a
true and complete copy of the
document filed this office
on May 9, 2001
March 15, 2011

/s/ [ILLEGIBLE]
Secretary of State

COMMUNITY HOSPITAL OF ANDALUSIA INC	ALABAMA
STATEMENT OF CHANGE OF REGISTERED OFFICE
TO THE SECRETARY OF STATE
OF THE STATE OF ALABAMA:
     Pursuant to the provisions of Sec. 10-2A-30(d), of the Code of Alabama, The Corporation Company, as the registered agent for the Alabama domestic corporations listed on Attachment A to this certificate, files this statement of the change of its business address from One Court Square, Montgomery, Alabama 36103, to 60 Commerce Street, Montgomery, Alabama 36103. The business office of the undersigned registered agent and the address of the registered agent, as changed, will be identical.
     A copy of this statement has been mailed to each of the corporations named in Attachment A hereto.

THE CORPORATION COMPANY
BY	/s/ James D.Grigsby
James D.Grigsby
Vice-Preside

STATE OF NEW YORK
COUNTY OF NEW YORK
I, Regina M. Dunn Notary Public, do hereby certify that on this 2nd day of August, 1983, personally appeared before me James D. Grigsby, as Vice-President of The Corporation Company, who, being by me first duly sworn, declared that he is a Vice-President of The Corporation Company, that he signed the -foregoing -document as the Vice-President of the corporation with full authority, and that the statements contained therein are true.

[ILLEGIBLE]
Notary Public

(SEAL)	REGINA M. DUNN Notary Public, State of New York No. 31-47265520 Qualified in New York County Commission Expires March 30, 1984

Secretary of State
State of Alabama
I hereby certify that this is a
true and complete copy of the
document filed in this office
on [ILLEGIBLE] 8, 1983
[ILLEGIBLE], 2011

/s/ [ILLEGIBLE]

Secretary of State

RECEIVED MAR 12, 1980
SECRETARY OF STATE
CERTIFICATE OF APPOINTMENT OF AGENT
OF
COMMUNITY HOSPITAL OF ANDALUSIA, INC.
     THIS IS TO CERTIFY that at a meeting of the directors of COMMUNITY HOSPITAL OF ANDALUSIA, INC., duly convened and held on March 10, 1980, the following resolutions were adopted:
     RESOLVED, That The Corporation Company be and it is hereby appointed as agent of this corporation, in charge of the principal office located at One Court Square, Montgomery, Alabama 36103, and upon whom process against the corporation may be served in accordance with the laws of Alabama.
     FURTHER RESOLVED, That the said agent be and is hereby appointed custodian of the book showing who are the holders of the stock of this corporation and all transfers and hypothecations, and custodian of copies of the proceedings of all stockholders’ and directors’ meetings.
     Signed in behalf of the corporation by authority of the Board of Directors, this 10th day of March, 1980.

/s/ John W. Wade John W. Wade, Jr., Assistant Secretary

This Instrument Was Prepared By:
John W. Wade, Jr.
One Park Plaza
Nashville, TN 37203

Secretary of State
State of Alabama
I hereby certify that this is a
true and complete copy of the
document in this office
on March 12, 1980
March 15, 2011
Beth Chapman [ILLEGIBLE]
Secretary of State

#060-988
Posted by:	Checked by:
September 19, 1995
FILE COPY
Capell Howard Knabe & Cobbs PA
ATTN Ethleen Bazzell
57 Adams Avenue
Montgomery AL 36104
     Re: Community Hospital of Andalusia, Inc., an Alabama corporation
Dear Mrs. Bazzell:
     This will acknowledge receipt of Statement of Change of Registered Office and/or Registered Agent for the above named corporation and your check in the amount of $5.00.
     Please be advised that said Instrument is being duly filed in this office as of this date.

Sincerely, Jim Bennett Secretary of state

STATE OF ALABAMA

FILED IN [illegible]

SEP 1 9 1995

CHECK ONE: ___ FOREIGN CORPORATION
X DOMESTIC PROFIT CORPORATION

State of Incorporation: Alabama

3. The street address of the present registered office:
60 COMMERCE STREET MONTGOMERY AL 36103

4. The name of its successor registered agent:
THE PRENTICE-HALL CORPORATION SYSTEM, INC.

5. The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO BOX): c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC.
57 Adams Avenue, Montgomery, Alabama 36104

7. Date: 8/8/95

COMMUNITY HOSPITAL OF ANDALUSIA, INC.

Name of Corporation

BETTYE D DAUGHERTY VICE PRESIDENT

Type or Print Corporate Officer's Name and Title

Bettye D. Daugherty

Signature of Officer

I, THE PRENTICE-HALL CORPORATION SYSTEM, INC., consent to serve as registered agent to the above named corporation on this, the 12th day of September, 1995.

Vicki Schreiber

Signature of Registered Agent
VICKI SCHREIBER ASST. VICE PRESIDENT

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATE SECTION, POST OFFICE BOX 5616, MONTGOMERY, ALABAMA 36103-5616

1/95

Secretary of State
State of Alabama
I hereby certify that this is a
true and complete copy of the
document filed in this office
on September 19, 1995
[ILLEGIBLE]
[ILLEGIBLE]
Secretary of State

Posted by:	Checked by:
AP	AP

FILED IN OFFICE
MAR 8 2010
SECRETARY OF STATE
State of Alabama
Statement of Change of Registered Agent or
Registered Office or Both

CHECK ONE:	Foreign Corporation
☑ Domestic Profit Corporation
Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned corporation submits the following statement for the purpose of changing its registered agent, its registered office, or both in the State of Alabama.
State of Incorporation: Covington county
1. The name of the corporation:
Community Hospital of Andalusia, Inc.
2. The name of the present registered agent:
THE CORPORATION COMPANY
3. The street address of the present registered office:
2000 INTERSTATE PARK DR            STE 204 MONTGOMERY, AL 36109
4. The name of its successor registered agent:
C T CORPORATION SYSTEM
5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):
2 NORTH JACKSON ST., SUITE 605 MONTGOMERY, AL 36104
6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.
7. Date: March 8, 2010
$5 Filing Fee

MAR 8 2010
SECRETARY OF STATE
I, as authorized by C T CORPORATION SYSTEM
certify that the above named entity was notified of this change of address in writing.

Kenneth Uva Signature of Registered Agent
Mail original application with the filing fee of $5.00 to:
Secretary of state, corporations division, PO Box 5616, Montgomery, Alabama 36103-5616

Secretary of State
State of Alabama
I hereby certify that this is a
true and complete copy of the
document filed in this office
on March 8, 2010
[ILLEGIBLE]
[ILLEGIBLE]
Secretary of State

FILED IN OFFICE
JAN 22 2002
SECRETARY OF STATE

#060-988
Posted by: JF
Checked by:

STATE OF ALABAMA

CHECK ONE: ___ FOREIGN CORPORATION
_X_ DOMESTIC PROFIT CORPORATION

State of Incorporation: Alabama

2. The name of the **present** registered agent:
CSC - Lawyers Incorporating Service Inc.

3. The street address of the **present** registered office:
150 S. Perry Street, Montgomery, AL 36104

5. The **street address** (NO PO BOX) to which the registered office is to be changed **(street address of registered agent and registered office must be identical):**
2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36109
Street Number, Street Name — City, State and Zip Code

7. Date: 01/15/02

Community Hospital of Andalusia, Inc.
Name of Corporation

William F. Carpenter III — Secretary
Type or Print Corporate Officer's Name and Title

Signature of Officer

$5 Filing Fee

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this the 21 day of January, 2002

The Corporation Company
Signature of Registered Agent
Jennifer F. Aultman
Special Assistant Secretary

Rev. 4/2000

AL043 - 8/14/00 C T System Online

Secretary of State
State of Alabama
I hereby certify that this is a
true and complete copy of the
document filed in this office
on January 22, 2002
March 15, 2011
[ILLEGIBLE]
Secretary of State